Exhibit 99.14

[FORM OF]

Wheeling-Pittsburgh Corporation Election Form/Letter of Transmittal

Pursuant to the transactions described in the Agreement and Plan of Merger and

Combination, dated March 16, 2007, by and between Clayton Acquisition Corporation

(“New Esmark”), Wheeling-Pittsburgh Corporation (“Wheeling-Pittsburgh”), Wales

Merger Corporation, Esmark Incorporated and Clayton Merger, Inc. as amended October 22, 2007 (the “Agreement”) as further described in the Proxy Statement/Prospectus (the “Proxy Statement”)

dated October     , 2007, of Wheeling-Pittsburgh and New Esmark

To be effective, this Election Form (this “Election Form”), together with the certificate(s) representing all of your shares of Wheeling-Pittsburgh common stock (or a properly completed Notice of Guaranteed Delivery), must be received by Computershare Shareholder Services, Inc. (the “Exchange Agent”) on or prior to the election deadline.

THE ELECTION DEADLINE IS 5 P.M., PITTSBURGH TIME, ON

NOVEMBER 15, 2007 (the “Election Deadline”).

1.	Election Choices. All exercises of Purchase Rights or Put Rights are subject to the adjustments described in the Proxy Statement and in the Agreement. As a result, stockholders exercising Put Rights or Purchase Rights may be subject to proration. YOU ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY, AND THE INSTRUCTIONS ENCLOSED HEREWITH BEFORE COMPLETING THIS ELECTION FORM.

CHOOSE ONE OF THE FOLLOWING OPTIONS FOR ALL SHARES OF YOUR WHEELING-PITTSBURGH COMMON STOCK.

A.	☐	Mark this box to elect to receive shares of New Esmark common stock only.

B.	☐	Mark this box to elect to receive shares of New Esmark common stock and Purchase Rights (as described in the Proxy Statement), subject to possible adjustment.

C.	☐	Mark this box to elect to receive shares of New Esmark common stock or Put Rights (as described in the Proxy Statement), subject to possible adjustment.

YOU MUST SURRENDER YOUR CERTIFICATE(S) IN ORDER TO MAKE A VALID ELECTION.

WHERE MORE THAN ONE OPTION IS SELECTED, OR WHERE AN ELECTION IS OTHERWISE NOT PROPERLY MADE, YOU WILL BE DEEMED TO HAVE ELECTED TO RECEIVE SHARES OF NEW ESMARK COMMON STOCK ONLY (OPTION A).

2.	Description of Surrendered Shares. Please list the certificate(s) representing all of your shares of Wheeling-Pittsburgh common stock; attach a separate sheet if needed. If you do not return the certificate(s) with this Election Form (or submit a guarantee of delivery), you will be deemed to have made Election A regarding the shares represented by the missing certificate(s), and you will receive shares of New Esmark common stock only, upon the surrender of the certificate(s) representing your shares.

Shareholder Information	Certificate Number(s), if shares are held in certificate form	Number of Shares

TOTAL SHARES:

3.	Exercise of Rights

A. Purchase Rights. Purchase Rights are non-transferable and can be exercised, subject to the approval and completion of the combination, after a valid election is made, at any time until 5:00 p.m. Pittsburgh time on the Election Date (the “Exercise Period”). The Purchase Rights will be exercisable by timely delivery of the Purchase Rights Exercise Notice to the Exchange Agent, accompanied by payment of the aggregate purchase price for the shares of New Esmark common stock at $19.00 per share.

B. Put Rights. Put Rights are non-transferable and can be exercised, subject to the approval and completion of the combination, after a valid election is made, at any time until the end of the Exercise Period. The Put Rights will be exercisable by timely delivery of the Put Rights Exercise Notice to the Exchange Agent.

4.	Special Handling Requirements. ☐ Please indicate here if you have special delivery instructions, and complete the applicable section on the [next page/reverse side] of this Election Form. Only applies to Section 1A.

By signing this form, you agree to the terms, conditions and statements set forth on this Election Form and in the Proxy Statement.

Signature Date

Signature of co-owner, if any Date
All registered owners must sign.

Mailing Instructions

If you want to make an election and your shares of Wheeling-Pittsburgh common stock are held in certificate form, you must return the Wheeling-Pittsburgh share certificates(s) with your completed and signed Election Form and any other required documents to one of the addresses below. Your properly completed election must be received prior to the election deadline. We have enclosed a pre-addressed envelope for your convenience. Please allow ample time for delivery.

By Mail:

Computershare

Wheeling-Pitt/Esmark Transaction

Attn: Corp Actions

P.O. Box 859208

Braintree, MA 02185-9208

By Overnight Delivery:

Computershare

Wheeling-Pitt/Esmark Transaction

Attn: Corp Actions

161 Bay State Drive

Braintree, MA 02184

Delivery shall be effected, and risk of loss and title to any Wheeling-Pittsburgh share certificates shall pass, only upon proper delivery of the Election Form and any Wheeling-Pittsburgh share certificates. Delivery of the Election Form to an address other than set forth above will NOT constitute a valid delivery to the Exchange Agent.

If the Exchange Agent has not received your properly completed Election Form, accompanied by your certificate(s) (or a properly completed Notice of Guaranteed Delivery) or a confirmation of a book-entry transfer of your Wheeling-Pittsburgh shares by the election deadline, then you have not made an effective election and you will be deemed to have not make an election and will receive shares of New Esmark common stock only. The election deadline is 5 p.m., Pittsburgh time, on November 15, 2007.

For Information about the Election:

Questions regarding replacement of certificates that have been lost, stolen, or destroyed should be directed to Computershare, Inc. at 781-575-2879. For other questions regarding the election, you may contact Innisfree M&A Incorporated (the “Information Agent”) by telephone at 888-750-5834.

Special Delivery Instructions

To be completed ONLY if the consideration is to be mailed to the registered owner at an address other than that shown on the front of this Form.

Issue New Esmark Shares and (if applicable), the payment made or shares issued on exercise of Purchase Rights or Put Rights, to:

Name:

Address:

If you complete this box, you will need a signature

guarantee by an Eligible Institution. See Instructions B.2 and B.8.

If you completed the Box above, please sign below:

Signature	Signature of co-owner, if any

INSTRUCTIONS

Your election is subject to certain terms, conditions and limitations, which are set forth in the Agreement and described in the Proxy Statement. The Agreement is included as Annex A of the Proxy Statement. The delivery of the Election Form is acknowledgement of the receipt of the Proxy Statement. Each holder of Wheeling-Pittsburgh common shares is encouraged to read the Proxy Statement in its entirety and to discuss the contents thereof, the combination and the Election Form with his or her personal financial and tax advisors prior to deciding which election to make. The tax consequences to a holder of Wheeling-Pittsburgh common shares will vary depending upon the election you make and a number of other factors.

The Election Form should be properly filled in, dated and signed, and should be delivered, together with certificates representing all of the Wheeling-Pittsburgh common shares currently held by you, or a properly completed guarantee of delivery, or a confirmation of a book-entry transfer of such shares, to the Exchange Agent at the appropriate address set forth on the Election Form. The method of delivery of certificate(s) and any other required documents is at the election and risk of the owner. However, if certificate(s) are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested. Risk of loss and title of the certificate(s) shall pass only upon proper delivery of the certificate(s) or book-entry transfer of shares to the Exchange Agent.

Your submission of the Election Form does NOT constitute a vote on the combination. In order to vote your Wheeling-Pittsburgh shares, you must sign, date and return the proxy card (or voting instruction form) included with the Proxy Statement or vote shares you hold of record in person at the special meeting. Do NOT return your proxy materials to the Exchange Agent.

Please read and follow carefully the instructions regarding completion of the Election Form set forth below. These instructions, terms and representations and warranties are part of the terms and conditions of the Election Form.

A. Special Conditions

1. Time in Which to Elect. In order for your election to be effective, the Exchange Agent must receive a properly completed Election Form, accompanied by certificate(s) representing all of the Wheeling-Pittsburgh common shares in respect of which you make an election or a confirmation of a book-entry transfer of such shares no later than 5 p.m., Pittsburgh time, on the election deadline. The election deadline is 5 p.m., Pittsburgh time, on November 15, 2007. If a holder of Wheeling-Pittsburgh common shares does not properly follow the instructions for making an effective election or if a Wheeling-Pittsburgh stockholder’s election is otherwise not effective, such stockholder will be deemed not to have made an election and will receive shares of New Esmark common stock only.

Stock certificates may be delivered by guaranteed delivery substantially in the form of the enclosed Notice of Guaranteed Delivery; except that if a guarantee of delivery has been submitted to the Exchange Agent, such certificate(s) must in fact be delivered to the Exchange Agent by the time required in such guarantee of delivery. Stockholders are urged to deliver a properly completed Election Form, accompanied by certificates or a confirmation of a book-entry transfer, no later than 5 p.m., Pittsburgh time, on the election deadline.

2. Revocation or Change of Election. Any election may be revoked or changed by the person who submitted the Election Form to the Exchange Agent and the certificate(s) or book-entry transfer withdrawn by written notice duly executed and received by the Exchange Agent up to and immediately prior to the election deadline. Such notice must specify the person in whose name the Wheeling-Pittsburgh common shares to be withdrawn had been submitted, the number of shares to be withdrawn, the name of the registered holder thereof, and the serial numbers shown on the certificate(s) or book-entry transfer representing the shares to be withdrawn. If an election is revoked, and the certificate(s) or book-entry transfer withdrawn, the certificate(s) or book-entry transfer submitted therewith will be returned promptly by the Exchange Agent to the person who submitted such certificate(s) or book-entry transfer. Upon any such revocation, unless a properly completed Election Form, together with your certificate(s) (or a properly completed guarantee of delivery) or a completed book-entry transfer is thereafter submitted to the Exchange Agent prior to the election deadline, you will be deemed not to have made an effective election and will receive shares of New Esmark common stock only.

3. Elections Void if the Combination is Not Completed. All Election Forms will be void and of no effect if the Agreement is terminated. The Exchange Agent will return promptly certificate(s) or book-entry transfer(s) it had received previously to the person who submitted such certificate(s) or completed the procedure for a book-entry transfer. Certificates held of record directly by the beneficial owners of such Wheeling-Pittsburgh common shares will be returned by the Exchange Agent without charge to the holder as promptly as practicable by first class, insured mail.

4. Cash in lieu of Fractional Interests. No certificate or book-entry transfer representing a fraction of a New Esmark share will be issued. Instead, each Wheeling-Pittsburgh stockholder that would otherwise be entitled to receive a fractional share will receive an amount in cash equal to the product of (a) $20.00 and (b) the fraction of a share of New Esmark common stock (after aggregating all fractional interests of New Esmark common stock such holder would be entitled to receive as stock consideration) to which such holder otherwise would be entitled to receive as consideration pursuant to his or her election and the adjustment procedures described in the Proxy Statement.

B. General

1. Execution and Delivery. The Election Form must be properly filled in, dated and signed in the signature box and must be received (together with certificates representing Wheeling-Pittsburgh common shares as to which the election is made, or a properly completed Notice of Guaranteed Delivery, or a confirmation of a book-entry transfer of such shares, if such procedure is available, into the Exchange Agent’s account at a Book-Entry Transfer Facility pursuant to book-entry transfer procedures) by the Exchange Agent at the address of the Exchange Agent set forth on the Election Form prior to the election deadline.

In Item 1 of the Election Form, you should:

•	mark box A if you wish to elect to receive shares of New Esmark common stock only for all of the Wheeling-Pittsburgh shares identified under Item 2 of the Election Form;

•

mark Box B if you wish to elect to receive shares of New Esmark common stock and non-transferable right(s) to subscribe for and purchase at a price of $19.00 per share, newly issued shares of New Esmark common stock for all of the Wheeling-Pittsburgh shares identified under Item 2 of the Election Form, subject to possible adjustment; or

•

mark Box C if you wish to elect to receive one share of New Esmark common stock or non-transferable right(s) to receive upon valid election of such right, $20.00 (not including any taxes) for each of the Wheeling-Pittsburgh shares identified under Item 2 of the Election Form, subject to possible adjustment.

The Exchange Agent and New Esmark reserve the right to deem that you have not made any election if:

•	no election choice is indicated in Item 1 of the Election Form;

•	more than one election choice is indicated in Item 1 of the Election Form;

•

you fail to follow the instructions on the Election Form (including failure to submit your Wheeling-Pittsburgh stock certificate(s) or a Notice of Guaranteed Delivery) or otherwise fail to properly make an election;

•

a completed Election Form (including submission of your Wheeling-Pittsburgh stock certificate(s) or a notice of guaranteed delivery, or confirmation of book entry transfer) is not actually received by the Exchange Agent prior to the election deadline; or

•

you return the Election Form with a Notice of Guaranteed Delivery but do not deliver the Wheeling-Pittsburgh stock certificate(s) representing the shares in respect of which an election is being made within the time period specified in the Notice of Guaranteed Delivery.

In Item 2 of the Election Form, you should list each of the certificate number(s) for which you are making an election, along with the number of shares represented by each. If you hold Wheeling-Pittsburgh shares in book-entry form and wish to make an election with respect to all of your Wheeling-Pittsburgh shares, you do not need to complete the column “Certificate Numbers” in Item 2 for those book-entry shares. If the space is inadequate, use a separate sheet and attach it to the Election Form.

Notwithstanding anything to the contrary in the Election Form, the Exchange Agent and New Esmark reserve the right to waive any flaws in a completed Election Form but shall be under no obligation to do so.

2. Guarantee of Signatures. A signature guarantee is required on the Election Form if the registered holder(s) of the Wheeling-Pittsburgh common shares surrendered herewith has completed the box entitled “Special Issuance and Payment Instructions” or “Special Delivery Instructions” on the Election Form and in all other cases, unless the Election Form is signed by the registered holder(s) of the Wheeling-Pittsburgh common shares surrendered herewith and no such boxes are completed. A signature guarantee must be completed by an eligible guarantor institution such as a commercial bank, trust company, securities broker/dealer, credit union, or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc. (each of the foregoing being an “Eligible Institution”). See Instruction B.4. If you have any questions regarding the need for a signature guarantee, please call the Information Agent at (888) 750-5834.

3. Delivery of Form and Share certificates. Please do not send your certificate(s), guarantee of delivery or confirmation of book-entry transfer of shares directly to New Esmark. The certificate(s) or a confirmation of a book-entry transfer of shares, together with a properly completed and duly executed and dated copy of the Election Form and any other documents required by the Election Form, or a properly completed guarantee of delivery, must be delivered to the Exchange Agent at the address set forth on the Election Form.

The method of delivery of certificate(s) and any other required documents is at the election and risk of the owner. However, if certificate(s) are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested. Risk of loss and title of the certificate(s) shall pass only upon proper delivery of the certificate(s) or book-entry transfer of shares to the Exchange Agent.

All questions as to validity, form and eligibility of the surrender of any certificate, book-entry transfer of shares, and elections hereunder will be determined by New Esmark (which may delegate power in whole or in part to the Exchange Agent) and such determination shall be final and binding. New Esmark reserves the right to waive any irregularities or defects in the surrender of any certificate(s), any book-entry transfer of shares and any election. Surrender will not be deemed to have been made until all irregularities have been cured or waived. New Esmark and the Exchange Agent shall make reasonable efforts to notify any person of any defect in any Election Forms submitted to the Exchange Agent.

4. Signatures on Form and Endorsements. If the Election Form is signed by the registered holder(s) of the Wheeling-Pittsburgh common shares surrendered thereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without any alteration, enlargement or change whatsoever.

If the certificate(s) surrendered or book-entry transfer of shares thereby are owned of record by two or more persons, all such persons must sign the Election Form. If the certificates or book-entries are registered in the names of different holders on separate certificates or book- entries, it will be necessary to complete, sign and submit as many separate Election Forms as there are different registrations of certificates or book-entries.

If the Election Form is signed by the registered holder(s) of the certificates listed and surrendered herewith, no endorsements of the certificates or separate stock powers are required.

If the Election Form is signed by a person other than the registered holder(s) of the certificates surrendered, such certificate(s) must be endorsed or accompanied by appropriate stock powers, signed exactly as the name(s) of the record holder(s) appears on such certificate(s), in which case the signatures on such certificates, or stock powers must be guaranteed by an Eligible Institution (as defined in Instruction B.2).

If the Election Form or any certificate(s), stock power(s) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, must give his or her full title in such capacity, and must submit proper evidence of his or her authority to so act. Stockholders with any questions regarding what constitutes proper evidence should call the Exchange Agent at (781) 575-2879. The Exchange Agent will not exchange any Wheeling-Pittsburgh common shares until all instructions herein are complied with.

5. New Certificate in Same Name. If the certificate or book-entry transfer representing New Esmark shares is to be registered in exactly the same name that appears on the certificate(s) being surrendered or book-entry transfer with the Election Form, the stockholder will not be required to endorse the certificate(s) surrendered herewith or book-entry transfer or to make any payment for transfer taxes.

6. New Certificates in Different Name. If the certificate or book-entry transfer representing New Esmark shares is to be registered in a name other than exactly the name that appears on the certificate(s) being surrendered or book-entry transfer with the Election Form, the certificate(s) being surrendered herewith or book-entry transfer must be endorsed, or accompanied by an appropriate signed stock power, and the signatures appearing on such endorsement(s) or stock power(s) and on the Election Form must be medallion guaranteed by an Eligible Institution (as defined in Instruction B.2). In such case, the “Special Issuance and Payment Instructions” box on the Election Form must be completed. See Instruction B.9 as to certifying the Taxpayer Identification Number for the new registered owner. Also see Instruction B.7 as to stock transfer taxes.

7. Stock Transfer Taxes. In the event that any transfer or other taxes become payable by reason of the payment of the consideration in any name other than that of the record holder, it shall be a condition of the issuance and delivery of the consideration that the amount of any stock transfer taxes (whether imposed on the registered holder or such transferee) shall be delivered to the Exchange Agent or satisfactory evidence of payment of such taxes, or exemption therefrom, shall be submitted before such consideration is issued. Additionally, in such case, the requisite stock transfer tax stamps must be affixed to the certificate(s) or book-entry transfer submitted or canceled, or funds must be provided for their purchase.

8. Special Delivery Instructions. The “Special Delivery Instructions” box on the Election Form must indicate the name and address of the person(s) to whom the certificate(s) and/or check comprising the consideration are to be sent if different from the name and address of the person(s) signing the Election Form. Filling in the box will NOT change your address for dividends and other mailings.

9. Form W-9. Under U.S. federal income tax law, any person submitting the Election Form who has not previously certified the TIN relating to the registered account must provide to the Exchange Agent and New Esmark his, her or its correct TIN, and certify that such TIN is true, correct and complete, on the enclosed Form W-9. If such TIN is not provided, a penalty of $50.00 may be imposed by the Internal Revenue Service and payments made may be subject to 28% backup withholding. The TIN to be provided is that of the person submitting the Election Form. The TIN for an individual is generally his or her social security number.

Exempt persons (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. A foreign individual may qualify as an exempt person by submitting a Form W-8, signed under penalties of perjury, certifying such individual’s foreign status. Such form can be obtained from the Exchange Agent.

The signature and date endorsed on Form W-9 will serve to certify that the TIN and withholding information provided in such Form are true, correct and complete. See the attached Guidelines for Certification of Taxpayer Identification Number on Form W-9 for additional instructions.

If your consideration is to be issued in a different name, you should submit a completed Form W-9 with your Election Form. If you need additional or replacement copies of Form W-9, please call the Exchange Agent at (781) 575-2879.

10. Lost, Stolen or Destroyed Certificates. If your certificate(s) has been lost, stolen or destroyed, please contact Wheeling-Pittsburgh’s Transfer Agent, at (781) 575-2879. You will then be instructed as to the steps you must take in order to surrender your shares for exchange. You will not be able to make an election on those shares until they have been replaced by the Transfer Agent. Please allow ample time for replacement of any such certificates to ensure that you can return your Election Form by the Election Deadline.

11. Correction of or Change in Name. For a correction of name or for a change in name which does not involve a change in ownership, you may proceed as follows: (a) for a change in name by marriage, etc., the Election Form should be signed, e.g., “Mary Doe, now by marriage Mary Jones” and (b) for a correction in name, the Election Form should be signed, e.g., “James E. Brown, incorrectly inscribed as J.E. Brown”. In each such case, the signature on the Election Form must be guaranteed as provided in Instruction B.2 above; the signature of a notary public is not sufficient for this purpose.

12. Information and Additional Copies. Information and additional copies of the Election Form may be obtained from the Information Agent by writing to the Information Agent or calling (888) 750-5834.

C. Representations and Warranties of the Wheeling-Pittsburgh Stockholder

By signing and returning the Election Form to the Exchange Agent, you agree to the statements set forth below:

1. Pursuant to the Agreement and subject to the election and adjustment procedures described in the Proxy Statement, you hereby surrender the certificates representing your Wheeling-Pittsburgh common shares listed on the Election Form or for which a book-entry transfer has been made, and elect, as indicated in the Election Form, to receive for the Wheeling-Pittsburgh common share(s) represented by the certificates or book-entry transfer of shares (a) shares of New Esmark common stock only, (b) shares of New Esmark common stock and the Purchase Rights or (c) shares of New Esmark common stock or the Put Rights.

2. You represent and warrant that you are, as of the date hereof, the registered holder of the Wheeling-Pittsburgh common shares represented by the enclosed certificate(s) or book-entry transfer of shares. You will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of such Wheeling-Pittsburgh common shares. You irrevocably appoint the Exchange Agent as your agent to effect the exchange. All authority conferred or agreed to be conferred in the Election Form shall be binding upon your successors, assigns, heirs, executors, administrators and legal representatives and shall not be affected by, and shall survive, your death or incapacity.

3. You understand and acknowledge that you will not receive the consideration until the combination is completed and until the certificate(s) representing your Wheeling-Pittsburgh common shares or a confirmation of a book-entry transfer of such shares are received by the Exchange Agent at the address set forth above, together with such additional documents as the Exchange Agent may require, and until the same are processed for exchange by the Exchange Agent. You understand and acknowledge that the method of delivery of the certificate(s) or book-entry transfer of shares and all other required documents is at your option and risk and that the risk of loss and title to such certificate(s) shall pass only after the Exchange Agent has actually received the certificate(s) or book-entry transfer of shares. You further understand and acknowledge that no interest will accrue on the consideration, including on any cash paid in lieu of fractional New Esmark shares, or on any dividends paid with respect thereto.

4. You understand that the purpose of the election procedures described in the Election Form is to permit holders of Wheeling-Pittsburgh common shares to express their preferences of the kind of consideration they elect to receive in the combination, subject to adjustment. You understand that the preference expressed with respect to the kind of consideration to be received by you may not be fully satisfied depending upon the preferences of other Wheeling-Pittsburgh stockholders.

5. You understand that if you do not make an election or if you make an ineffective election for any Wheeling-Pittsburgh common shares held by you, you will be deemed not to have made an election and will receive shares of New Esmark common stock only.

6. You acknowledge that none of Wheeling-Pittsburgh, Esmark, New Esmark, the Wheeling-Pittsburgh board of directors, the Esmark board of directors and the New Esmark board of directors has made any recommendation as to whether or not you should make a particular type of election. You also acknowledge that you were advised to make your own decision, in consultation with your own financial and tax advisors, if any, as to which type of election to make.

7. In exchange for the enclosed certificate(s) (or those delivered pursuant to a guarantee of delivery) or book-entry transfer of shares, you instruct the Exchange Agent to issue in your name, as it appears on the Election Form, (i) the consideration, subject to adjustment, in the form elected by you in Item 1 in the Election Form, “Election Choices,” and (ii) a check for cash in lieu of any fractional New Esmark share that would otherwise be issued. Similarly, unless otherwise indicated in the box entitled “Special Delivery Instructions,” you instruct the Exchange Agent to mail the consideration to you at the address shown on the Election Form. In the event that both the Special Issuance and Payment Instructions and the Special Delivery Instructions are completed, you instruct the Exchange Agent to issue and mail the consideration to the person or entity so indicated at the address indicated. Appropriate medallion signature guarantees by an Eligible Institution (as defined in Instruction B.2) have been included with respect to the Wheeling-Pittsburgh common shares for which Special Issuance and Payment Instructions and/or Special Delivery Instructions have been given.

8. You understand and acknowledge that New Esmark (which may delegate power in whole or in part to the Exchange Agent), in the exercise of its reasonable discretion, shall have the right to make all determinations, not inconsistent with the Agreement, governing (i) the validity of the Election Forms and compliance by you with the election procedures set forth therein, (ii) the manner and extent to which elections are to be taken into account in making the adjustment determinations, (iii) the issuance and delivery of certificates representing the whole number of shares of New Esmark common stock to be issued as stock consideration and (iv) the method of payment of cash consideration and cash in lieu of fractional shares of Wheeling-Pittsburgh common stock.

9. You understand that New Esmark has a Direct Registration System (“DRS”) for its shares of common stock. This means that New Esmark’s transfer agent will keep any New Esmark common shares you receive in the combination in an electronic, book-entry form following the combination and subsequently if there is activity in your account, you will receive a Direct Registration Transaction Advice providing updated information on your shares. You understand that, for a nominal fee, you can request a physical certificate at any time.

QUESTIONS AND ANSWERS

About the Surrender of Wheeling-Pittsburgh Common Shares

for New Esmark Common Shares and Other Consideration

The following are answers to some frequently asked questions about the surrender, subject to the completion of the combination, of Wheeling-Pittsburgh common shares in connection with the combination. The information herein is qualified in its entirety by reference to (i) the Agreement and Plan of Merger and Combination, dated as of March 16, 2007, between, among others, New Esmark and Wheeling-Pittsburgh as amended October 22, 2007 (a copy of which was included as Annex A to the Proxy Statement/Prospectus, dated October     , 2007, mailed to Wheeling-Pittsburgh stockholders in connection with the November 27, 2007 special meeting at which the combination will be voted on by the Wheeling-Pittsburgh stockholders), (ii) the Proxy Statement and (iii) the Election Form enclosed herewith. If you have additional questions about the surrender of your Wheeling-Pittsburgh shares or need further assistance, please call the Information Agent at (888) 750-5834.

1. What election am I being asked to make?

You are being asked to make an election to choose to receive for each Wheeling-Pittsburgh common share you own either (i) one share of New Esmark common stock, (ii) one share of New Esmark common stock and one non-transferable right to subscribe for and purchase an additional share at a price of $19.00 per share, or (iii) one share of New Esmark common stock or one non-transferable right to receive, upon valid election and exercise, $20.00 per share in cash (not including any taxes). In the event of adjustment, upon exercise you may receive a portion of the consideration in a form other than that which you exercised. This election is described in greater detail in this document and in the Proxy Statement/Prospectus, dated October     , 2007, which was mailed to Wheeling-Pittsburgh stockholders who are entitled to vote at the special meeting of Wheeling-Pittsburgh stockholders.

2. When must I elect the type of consideration that I prefer to receive?

A properly completed and signed Election Form must be returned along with your Wheeling-Pittsburgh stock certificate(s) or a book-entry transfer of shares, to the Exchange Agent no later than 5 p.m., Pittsburgh time, on the election deadline. The election deadline is 5 p.m., Pittsburgh time, on November 15, 2007.

3. What is the Election Form?

The Election Form allows you to choose between the three different types of consideration: (i) shares of New Esmark common stock only, (ii) shares of New Esmark common stock and the Purchase Rights, or (iii) shares of New Esmark common stock or the Put Rights. To make this election, complete the enclosed Election Form according to the instructions also enclosed and return to the Exchange Agent such form with your Wheeling-Pittsburgh share certificates or book-entry transfer of shares by the election deadline.

The Election Form provides instructions for surrendering your Wheeling-Pittsburgh share certificate(s) or making a book-entry transfer of shares to the Exchange Agent. You must complete, sign and return the Election Form to the Exchange Agent along with your Wheeling-Pittsburgh share certificates or book-entry transfer of shares in order to receive the consideration.

4. What will happen if I do not complete and return all necessary materials to the Exchange Agent by the election deadline?

You will then be deemed not to have made an election and will receive shares of New Esmark common stock only. You will, however, not receive the consideration until you have surrendered your Wheeling-Pittsburgh stock certificates. No Wheeling-Pittsburgh stockholder will receive any consideration until the combination is completed.

5. What will happen if I submit my Wheeling-Pittsburgh stock certificates and submit the Election Form, and then later decide to change my mind?

You may change or withdraw your election any time prior to the election deadline by sending a new Election Form, properly completed and signed, to the Exchange Agent. However, the time to make a valid election is limited, so we encourage you to consider carefully your choice before sending in your materials. The Exchange Agent must receive any changes in or withdrawals of your election by the election deadline for the change or withdrawal to be effective.

6. How should I mail in my Election Form and any Wheeling-Pittsburgh share certificates?

You are responsible for the delivering to the Exchange Agent your Election Form and any Wheeling-Pittsburgh share certificates that you wish to surrender. The method of delivery is at your election and risk. We recommend that you use registered mail, properly insured, return receipt requested. Please keep in mind that the delivery time for registered or certified mail is often longer than regular mail. Whichever method you choose, please be sure to allow ample time for delivery. The Election Form and your stock certificates may be mailed, or sent by courier, in the enclosed return envelope, to one of the following addresses:

By Mail:

Computershare

Wheeling-Pittsburgh/

Esmark Transaction

Attn.: Corp Actions

P. O. Box 859208

Braintree, MA 02185-9208

By Overnight Delivery:

Computershare

Wheeling-Pittsburgh/

Esmark Transaction

Attn.: Corp Actions

161 Bay State Dr.

Braintree, MA 02184

If you have any questions regarding the procedure for exchanging your stock certificates, submitting a guarantee of delivery or making a book-entry transfer of shares, please contact the Information Agent at (888) 750-5834.

7. If I elect the put rights, how do I exercise those rights?

In order to exercise Put Rights, you must return the Put Exercise Notice by 5:00 pm., Pittsburgh time on November 26, 2007, the day before the special meeting.

8. If I elect the purchase rights, how do I exercise those rights?

In order to exercise Purchase Rights, you must return the Purchase Rights Exercise Notice by 5:00 pm., Pittsburgh time on November 26, 2007, the day before the special meeting.

9. What if I have separate accounts?

You will receive and must complete a separate Election Form for each account that you have.

10. What if my Wheeling-Pittsburgh share certificate contains a restrictive legend?

The presence of a restrictive legend on your Wheeling-Pittsburgh share certificate has no effect on the procedures for making an election of consideration and receiving your consideration.

11. If my Wheeling-Pittsburgh share certificates are lost, stolen or destroyed, how do I get it replaced?

If your Wheeling-Pittsburgh share certificate has been lost, stolen or destroyed, please call Wheeling-Pittsburgh’s Transfer Agent at (781) 575-2879 (see instruction B.10). A representative will send you the necessary documentation to arrange for the issuance of replacement shares.

12. What should I do if I want my New Esmark shares issued in a different name(s)?

Please follow the instructions in B.6 of the Election Form. All changes in registration require a “Medallion” signature guarantee. You can have your signature Medallion Guaranteed at a financial institution such as a commercial bank, a trust company, a national bank, a credit union, a brokerage firm or a savings association that participates in the “Medallion” program. Please note that notarization by a notary public is not a valid substitute for a Medallion Guaranteed signature. In addition, unless you certify the Taxpayer Identification Number for the new account, you may be subject to backup withholding and other penalties. Please refer to Instruction B.9.

13. What if my Wheeling-Pittsburgh common shares are held by a bank or broker?

Please contact your bank or broker for information on how they will handle your account.

14. How long will it take the Exchange Agent to exchange my Wheeling-Pittsburgh common shares and mail my consideration?

Assuming that you properly complete the Election Form and you surrender all your Wheeling-Pittsburgh share certificates for your Wheeling-Pittsburgh common shares by the election deadline and timely submit the Put Rights Exercise Notice or Purchase Rights Exercise Notice, if applicable, it will generally take approximately 10 business days from date of completion of the combination for the Exchange Agent to process and mail to you your consideration. If there is any problem with your documentation once it reaches the Exchange Agent, the Exchange Agent will return your Election Form to you with a letter of explanation. Your election will not be valid until any and all such problems with your documentation are resolved. If any problem with your Election Form is not resolved prior to the election deadline, you will be deemed not to have made an election and will receive shares of New Esmark common stock only.

15. What is a Form W-9 “Payer’s Request for Taxpayer Identification Number and Certification”? What form should I use if I am a foreign stockholder?

The Form W-9 should be completed and signed. If you receive the Form W-9 (or your consideration is to be issued in a different name from that indicated on the Election Form) and you do not submit a properly completed Form W-9, any payments made to you may be subject to backup withholding. Non-U.S. stockholders should provide a Form W-8 that may be obtained from the Exchange Agent or the IRS’s website at www.irs.gov. Foreign stockholders should contact the Exchange Agent for further information.

16. What if I lose my Election Form or need an additional one?

You should call the Information Agent at (888) 750-5834 and request that a duplicate Election Form be mailed to you. Keep in mind that the Exchange Agent must receive any Election Form changes by the election deadline.

17. If I still have questions about the combination and my exchange of Wheeling-Pittsburgh common shares, who should I call?

You should call the Information Agent at (888) 750-5834 to answer any questions you may have.